UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

BIODEL INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 796-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On October 27, 2016, Biodel Inc. (the “Company”) entered into an agreement to terminate, effective October 31, 2016, the Commercial Lease, dated July 23, 2007, by and between the Company and Mulvaney Properties, LLC, as amended by that certain Lease Amendment dated October 1, 2007, and as further amended by that certain Option to Renew dated November 6, 2013, for the premises located at 100 Saw Mill Road, Danbury, CT 06810 (the “Lease”), which Lease was assigned by original landlord to 100 Saw Mill Road, LLC (“Landlord”). Pursuant to the Lease, which was previously due to expire on July 31, 2019, the Company rented approximately 19,500 square feet of office space for its corporate headquarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016	BIODEL INC.

	By:	/s/ Paul S. Bavier
General Counsel and Secretary